                                                                   Exhibit 10.16

                           LOAN AND SECURITY AGREEMENT

               This Loan and Security Agreement (the "Agreement") is entered into as of February 15, 2000, by and among RoomSystem Technologies, Inc., a Nevada corporation ("Debtor") and Ash Capital, LLC("Secured Party" or "Lender"). Debtor and Secured Party may be independently referred to hereinafter as "Party" or collectively as the "Parties."

                                    RECITALS

               WHEREAS, the Debtor is offering one secured promissory note, in the principal amount of $500,000, bearing simple interest at the rate of ten percent (10%) per annum, and maturing on May 31, 2000 (the "Note"). The Note is secured by the items set forth in Section 6 hereinbelow. In addition, Lender shall be issued a warrant to purchase 25,000 shares of Debtor's Common Stock, exercisable at the rate of $3.60 per share at any time through the second anniversary of the Company's initial public offering (the "Warrant").

               NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

                                    AGREEMENT

1. Recital. The recital set forth above is incorporated herein by this reference in its entirety.

2. Loan Amount. Pursuant to the terms of the Note attached hereto as Exhibit 1, Secured Party has agreed to loan Debtor the principal amount of Five Hundred Thousand Dollars ($500,000) (the "Loan"), to be repaid from the proceeds of the sale of the Collateral.

3. Delivery of Promissory Note and Warrant to Purchase Common Stock. In consideration thereof, Debtor will issue, cause to be executed and deliver to Secured Party, concurrent with its execution hereof, the Note, upon the terms and conditions specified herein and in the form attached hereto as Exhibit 1, and the Warrant, upon the terms and conditions specified herein and in the form attached hereto as Exhibit 2.

4. Default Provisions. The occurrence of any of the following events shall constitute an event of default:

               4.1 The nonpayment of any principal or interest by Debtor on the Loan when the same becomes due and payable.

               4.2 The entry of a decree or order by a court having appropriate jurisdiction adjudging Debtor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Debtor under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of the Debtor's property or Collateral, as defined in Section 6, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

               4.3 The institution by Debtor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the Debtor, or of any substantial part of its property, or if the Collateral, as defined in Section 6.2, shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if Debtor shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure.

               4.4         Intentionally Left Blank.

               4.5 Debtor's failure to comply with any material term, obligation, covenant, or condition contained in this Agreement following receipt of written notice from the Secured Party demanding such compliance.

               4.6 Any warranty, covenant, or representation made to Secured Party by Debtor under this Agreement, or any related agreement executed in connection with the issuance of the Note and Warrant, proves to have been false in any material respect when made or furnished.

               4.7 Any levy, seizure, attachment, lien on the Collateral, as defined in Section 6.2, other than those existing as of the date hereof , that is not discharged by Debtor within ten (10) days.

               4.8 Any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the prior written consent of Secured Party.

               4.9         Any other default under the terms of the Note.

5.             Acceleration.

               At the option of Secured Party, and upon providing written notice thereof, all principal and any unpaid interest shall become immediately due and payable upon the occurrence of an event of default as set forth in Section 4 above, subject to the Secured Party's right to cure any default within five (5) days. Any reasonable attorneys' fees and other expenses incurred by Secured Party in connection with enforcing any of its rights hereunder or in a bankruptcy filing relating to Debtor, whether a complaint is filed or not, shall be additional indebtedness of Debtor secured by this Agreement, and shall not be deemed a penalty.

               5.1    Cure.

               Debtor shall be provided a period of five (5) days to cure a default. In the event Debtor fails to cure any default within such time period, including the payment of all costs and expenses provided for in this Agreement and the Note, Secured Party may immediately enforce any and all rights provided under this Agreement and the Note.

6.            Security Agreement.

               6.1    Grant of Security Interest.

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               Debtor, in consideration of the Loan, hereby grants, conveys, and assigns to Secured Party, as security, all of Debtor's existing and future right, title and interest in the property listed in Section 6.2 of this Agreement, subject to existing perfected security interests. This security interest is granted to Secured Party to secure the following: (a) the payment of the indebtedness evidenced by the Note attached hereto as Exhibit 1, including all renewals, extensions, and modification thereof; (b) the payment, performance and observance of all warranties, obligations, covenants and agreements to be paid, performed or observed by under this Agreement; and (c) the payment of all other sums, with interest thereon, advanced or otherwise due or payable under the terms of this Agreement.

       6.2    Property.

               The property subject to the security interest (the "Collateral") is as follows:

               6.2.1  Equipment.

               All equipment of Debtor.

               6.2.2  Miscellaneous Receivables.

               All chattel paper, contract rights, commissions, warehouse receipts, bills of lading, delivery orders, drafts, acceptances, notes, securities and other instruments, documents, all other forms of receivables, and all guaranties and securities therefor of Debtor.

               6.2.3  Inventory and Other Tangible Personal Property.

               All inventory of Debtor, including all goods, merchandise, materials, raw materials, work in progress, finished goods, now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in Debtor's business and all other tangible personal property of Debtor.

               6.2.4  All General Intangibles.

               All general intangibles now owned by Debtor or hereafter acquired by Debtor.

               6.2.5  After-Acquired Property.

               All property of the types described in Sections 6.2.1 - 6.2.4, or similar thereto, that at any time hereafter may be acquired by Debtor, including but not limited to all accessions, parts, additions, and replacements.

               6.2.6  Proceeds.

               All proceeds, in any type or form arising from the sale or other disposition of any of the Collateral described or referred to in Sections 6.2.1
- 6.2.5.

               6.2.7  Technology.

               All technology assigned or otherwise transferred by any subsidiary, whether a corporation or other entity, of Debtor, wherever domiciled, evidencing such entities' ownership of the technology utilized by Debtor.

               6.3.   Covenants of Debtor.

               Debtor agrees and covenants, and acknowledges that Secured Party is reasonably relying upon these agreements and covenants, as follows:

       6.3.1  Payment of Principal and Interest.

               Debtor shall pay the principal and interest evidenced by the Note from the proceeds realized from the sale of refreshment centers to the hotel properties, and in the denominations, set forth below:

               6.3.1.1 Best Western Kelowna Inn, British Columbia, Canada - 68 Model RS-5000 Refreshment Centers priced at $999.95 per unit, for a total purchase price of $67,997;

               6.3.1.2 DoubleTree Guest Suites, New York, NY - 460 Model RS-5000 Refreshment Centers priced at $999.95 per unit, for a total purchase price of $459,977;

               6.3.1.3 DoubleTree Hotel, Rosemont, Illinois - 369 Model RS-3000 Refreshment Centers priced at $1,099.95 per unit, for a total purchase price of $405,882;

               6.3.1.4 Embassy Suites Hotel, New York, NY - 463 Model RS-3000 Refreshment Centers priced at $1,199.90 per unit, for a total purchase price of $555,554;

               6.3.1.5 Hilton Times Square, New York, NY - 444 Model CC 103-LB Refreshment Centers priced at $1,199.90 per unit, for a total purchase price of $532,756; and/or

               6.3.1.6 Marriott (JW) Miami on Brickell, Miami, FL - 300 Model RS-5000 Refreshment Centers priced at $999 per unit, for a total purchase price of $299,700.

               6.3.2 Corporate Existence. Debtor is a corporation duly organized and existing under the laws of the State of Nevada.

               6.3.3 Corporate Authority. The execution, delivery, and performance of this Agreement, and the issuance of the Note and Warrant has been duly authorized, is not in contravention of law or the terms of the Debtor articles of incorporation and bylaws, or of any indenture, agreement, or undertaking to which Debtor is a party or by which it is bound.

               6.3.4 Ownership of Collateral.
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               Debtor is the sole owner of the Collateral and will defend the
Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.

          6.4  Intentionally Left Blank.

          6.5  Removal of Collateral Prohibited.

               Debtor shall not remove the Collateral from its premises, or otherwise dispose of it, other than utilizing it in the ordinary course of business, without the prior written consent of Secured Party.

          6.6  Taxes and Assessments.

               Debtor will pay or cause to be paid promptly when due all taxes and assessments on the Collateral. Debtor may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay so long as funds sufficient to pay the taxes and assessments are set aside for such purpose either in cash or by surety bond issued in form of the appropriate taxing authority.

          6.7  Insurance.

               Debtor shall have and maintain, or cause to be maintained, insurance at all times with respect to all Collateral in such form, for such periods, and underwritten by such companies as are satisfactory to Secured Party. Debtor will promptly provide Secured Party, if requested in writing, with the original policies or certificates of such insurance. Debtor shall promptly notify Secured Party of any loss or damage that may occur to the Collateral. Secured Party is hereby authorized to make proof of loss if it is not made promptly by Debtor. All proceeds of any insurance on the Collateral shall be held by Secured Party as a part of the Collateral. In the event of failure to provide insurance as provided herein, Secured Party may, at its option, provide such insurance at Debtor's expense.

          6.8  Protection of Secured Party's Security.

               If Debtor fails to perform the covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of Secured Party therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Secured Party may make such appearance, disburse such sums, and take such action as Secured Party deems necessary, in its sole discretion, to protect Secured Party's interest, including, but not limited to the following: (i) disbursement of attorneys' fees; (ii) entry upon Debtor's property to make repairs to the Collateral; and (iii) procurement of satisfactory insurance. Any amounts disbursed by Secured Party pursuant to this Section 6.8, including interest thereon, shall become additional indebtedness of Debtor secured by this Agreement. Unless Debtor and Secured Party agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the interest rate stated in the Note. Nothing contained in this Section 6.8 shall require Secured Party to incur any expense or take any action.

          6.9  Inspection.

               Secured Party may enter Debtor's premises at any time to inspect the Collateral, and Debtor shall cooperate with Secured Party to accommodate such reasonable entries.

          6.10 Lien Not Released.

               From time to time, Secured Party may, at Secured Party's option, without giving notice to or obtaining the consent of Debtor or its successors or assigns or of any other lienholders, without liability on Secured Party's part, and notwithstanding a breach by Debtor of any covenant or agreement set forth in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, or join in any extension or subordination agreement. Any actions taken by Secured Party pursuant to the terms of this Section shall be in writing, shall not affect the obligation of Debtor or its successors or assigns to pay the sums secured by this Agreement and to observe the covenants of Debtor contained herein, and shall not affect the lien or priority of lien hereof on the Collateral.

          6.11 Forbearance by Secured Party Not a Waiver.

               Any forbearance by Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of, or preclude the exercise of, any right or remedy. The acceptance by Secured Party of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of Secured Party's right to either require prompt payment when due of all other sums secured by this Agreement or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes, rents or other liens or charges by Secured Party shall not be a waiver of Secured Party's right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall Secured Party's receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive any default by Debtor in payment of sums secured by this Agreement.

          6.12 Uniform Commercial Code Security Agreement.

               This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for each of the items specified in Section 6.2 as Collateral. Debtor hereby grants Secured Party a security interest in said items. Debtor agrees to execute and file financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement, and do whatever may be necessary under the applicable Uniform Commercial Code in the state where the Collateral is located, to perfect and continue Secured Party interest in the Collateral, all at the expense of Debtor. The Parties agree that such financing statements will be filed in the name of Secured Party. Debtor shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements requested by Secured Party. Without the prior written consent of Secured Party, Debtor shall not create or allow to be created, pursuant to the Uniform Commercial Code, any other security interest in the Collateral senior in priority to that of Secured Party including replacements and additions thereto. Upon the occurrence of an event of default, Secured Party shall have the remedies of a secured party under the Uniform Commercial Code and, at Secured Party's option, may also invoke any other remedy provided for in this Agreement. In exercising any of said remedies, Secured Party may, at its sole option, utilize an agent and may proceed against any part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Secured Party's remedies under the Uniform Commercial Code, or of Secured Party's other remedies provided in this Agreement.

          6.13 Acceleration in Case of Borrower's Insolvency.

               If the Debtor shall voluntarily file a petition under the Federal Bankruptcy Act, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if the Debtor shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for the Debtor's property, or if the Collateral shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if the Debtor shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then Secured Party may, at Secured Party's option, declare all of the sums secured by this Agreement immediately due and payable without prior notice to the Debtor, and Secured Party may invoke any remedies permitted by this Agreement and/or the Note. Any reasonable attorneys' fees and other expenses incurred by Secured Party in connection with the Debtor's bankruptcy or any of the other events described in this Section shall be additional indebtedness of the Debtor secured by this Agreement, and shall not be deemed a penalty.

       6.14   Rights of Secured Party.

               6.14.1 Upon default, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at the place to be designated by Secured Party which is reasonably convenient to the Parties. Secured Party may sell all or any part of the Collateral, as reasonably necessary to satisfy the obligations of Debtor hereunder to Secured Party, as a whole or in parcels either by public auction, private sale, or any other reasonable method of disposition. Nothing in this Section 6.14.1 shall be construed to limit any of Secured Party's rights in connection with any of the Collateral as provided herein. Secured Party may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to rapidly decline in value or is of the type customarily sold on a recognized market, Secured Party shall give Debtor reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition of the Collateral is to be made. Notice must be provided at least ten (10) days prior to the time of the sale or other disposition. A public sale in the following fashion shall be conclusively presumed to be reasonable:

               6.14.2 Notice shall be given at least ten (10) days before the date of sale by publication, at least once, in a newspaper of general circulation published in the county in which the sale is to be held;

               6.14.3 The sale shall be held in a county in which the Collateral or any part is located or in a county in which Debtor has a place of business;

               6.14.4 Payment shall be in cash or by certified check immediately following the close of the sale;

               6.14.5 The sale shall be by auction, but it need not be by a professional auctioneer; and

               6.14.6 The Collateral may be sold as is and without any preparation for sale.

          6.15 Obligation to Sell Collateral.

               Notwithstanding any provision of this Agreement, Secured Party shall be under no obligation to offer to sell the Collateral. In the event Secured Party offers to sell the Collateral, there will be no obligation to consummate a sale of the Collateral if, in Secured Party's reasonable business judgment, none of the offers received by it reasonably approximate the fair value of the Collateral. In the event Secured Party elects not to sell the Collateral, Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the obligation of Debtor, subject to the rights of Debtor under such procedures.

          6.16 Receiver.

               In addition to the rights under this Agreement, upon the occurrence of an event of default, Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right, whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Note, and Debtor agrees to entry of an order therefor by any court in the State of Nevada and/or Utah upon petition therefor.

          6.17 Waiver of Marshaling.

               Notwithstanding the existence of any other security interest in the Collateral held by Secured Party or by any other party, Secured Party shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided by this Agreement. Secured Party shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of the remedies provided in this Agreement. Debtor, any party who consents to this Agreement, and any party who now or hereafter acquires a security interest in the Collateral and who has actual or constructive notice of this Agreement, hereby waive any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or by this Agreement.

          6.18 Maintenance of Collateral.

               Debtor agrees to maintain the Collateral in good working order, separate and identifiable, at all times while in its possession.

          6.19 Miscellaneous.

               Debtor agrees to comply with the covenants and conditions of this Agreement. All sums disbursed by Secured Party to protect the security of this Agreement up to the principal amount of the Note shall be treated as disbursements pursuant to such Agreements. All such sums shall bear interest from the date of disbursement at the rate stated in the Note, unless collection from Debtor of interest at such rate would be contrary to applicable law in which event such amount shall bear interest at the highest rate which may be collected from Debtor under applicable law. In case of a breach by Debtor of the covenants and conditions of the Agreement, Secured Party (i) may invoke any of the rights or remedies provided in the Agreement, (ii) may accelerate the sums secured by this Agreement and invoke the remedies provided in this Agreement, or
(iii) may do both.

          7.   Remedies Cumulative.

               Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order.

          8.   Waiver of Statute of Limitations.

               Debtor hereby waives the right to assert any statute of limitations as a bar to the enforcement of this Agreement or to any action brought to enforce the Note or any other obligation secured by this Agreement.

9.            Notices and Delivery.

               Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed as follows:

               if to Debtor:

               Gregory L. Hrncir, Esq.
               RoomSystem Technologies, Inc.
               390 North 3050 East
               St. George, UT 84790

               if to Secured Party:

               James Savas
               c/o Ash Capital, LLC

               1400 South Foothill Blvd., Suite B-25
               Salt Lake City, UT 84108


                                        8


or at any other address as any party may, from time to time, designate by notice given in compliance with this Section. Any deliveries required under this Agreement must be made by personal delivery at the applicable address listed above.

10.          Indemnification.

               10.1       General.

               Debtor agrees to indemnify, reimburse, and hold harmless Secured Party, or any agent of the Secured Party (Secured Party is referred to as the "Indemnitee" throughout this Section 10) from and against all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal proceedings, penalties, fines, and other sanctions, and any attorney fees and other reasonable costs and expenses, arising out of the Debtor's negligence or under the doctrine of strict liability (collectively "Claims"), or relating to or arising in any manner out of:

               10.1.1 this Agreement or the breach of any representation, warranty, or covenant made by Debtor under this Agreement;

               10.1.2 any issuance, offering, or sale of securities of Debtor;
and

               10.1.3 any transaction, approval, or document contemplated by the Agreement.

               The Parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly provided for by statute, including but not limited to, any indemnification provided by the Debtor articles of incorporation, its bylaws, a vote of its shareholders or disinterested directors, or applicable law.

          10.2 Definitions.

          10.2.1 Expenses.

               For purposes of Section 10, the term "expenses" shall mean (i) any expense, liability, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement;
(ii) any interest, assessments, or other charges imposed on any of the items in part (i) of this subsection; and (iii) any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in any proceeding relating to any indemnifiable event.

          10.3 Partial Indemnification.

               If the Indemnitee is entitled under any provision of this Agreement to indemnification by Debtor for a portion of expenses, but not for the total amount of expenses, Debtor shall indemnify the Indemnitee for the portion to which the Indemnitee is entitled.

          10.4 Indemnification Payment.

               The Indemnitee shall receive indemnification of expenses from Debtor in accordance with this Agreement as soon as practicable after the Indemnitee has made written demand to Debtor for indemnification.


                                        9


If the Indemnitee has not received full indemnification within five (5) days after making a demand in accordance with the terms hereof, the Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of Nevada. Debtor hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section shall be in addition to any other remedies available to the Indemnitee in law or in equity. If requested by Indemnitee, Debtor shall, within ten (10) business days after such request, advance to the Indemnitee such expenses as are incurred by the Indemnitee in connection with any claim asserted against or action brought by the Indemnitee for:

               10.4.1 Indemnification of expenses or advances of expenses by Debtor under this Agreement, or any other agreement, or under applicable law, or under the Debtor articles of incorporation or bylaws now or hereafter in effect relating to indemnification for indemnifiable events.

          10.5 Settlement.

               Debtor shall not settle any proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the express written consent of Indemnitee. Neither Debtor nor the

Indemnitee will unreasonably withhold their consent to any proposed settlement. Debtor shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if Debtor was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; provided, however, the liability of Debtor under this Agreement shall not be excused if participation in the proceeding by Debtor was barred by this Agreement.

          10.6 Tender by Secured Party.

               In the event of any controversy or claim arising out of this Agreement or the breach of the Agreement, Secured Party may tender a defense to Debtor, who hereby agrees to promptly accept Secured Party's tender, so long as Secured Party notifies Debtor within five (5) days of Secured Party's receipt of any written instrument or pleading relating to any controversy or claim arising out of this Agreement or the breach of this Agreement. If timely acceptance of tender is not forthcoming, Secured Party may, at the expense of Debtor, retain its own counsel. Debtor hereby agrees to advance any and all reasonable costs and expenses to Secured Party in connection with Secured Party's retention of counsel.

          11.  Entire Agreement.

               This Agreement, the Note, the Warrant, including the Subscription Agreement and Confidential Investor Questionnaire attached hereto as Exhibit 3, contain the entire understanding between and among the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

          12.  Agreement Binding.

               This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto.

          13.  Amendment and Modification.

               Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Parties.

          14.  Attorneys' Fees.

               In the event arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court, or appellate court.

          15.  Arbitration.

               Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and based on or arising in contract or in tort, shall, at the request of any party, be determined by binding arbitration. The arbitration shall be conducted in Las Vegas, Nevada, in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"), not later than sixty (60) days after appointment of an arbitrator. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). The arbitrator shall have not the authority to award punitive damages. Judgement upon the arbitration award shall be final and may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          16.  Law Governing.

               This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

          17.  Savings Clause.

               If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          18.  Titles and Captions.

               All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

          19.  Further Action.

               The Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement, including, but not limited to, executing such financing statements, as the Secured party may deem necessary and appropriate to protect its interests.

          20.  Counterparts.

               The terms of the Agreement are contractual and not merely recital. The Agreement may be signed in one or more counterparts, each of which shall be deemed an original. Furthermore, facsimile copies shall be deemed the same as originals. The Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

               IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SECURED PARTY


By:     /s/
        -----------------------------------------
Name:
        -----------------------------------------
Title:  Managing Director, Ash Capital
        -----------------------------------------

DEBTOR

By:     /s/ Steven L. Sunyich
        -----------------------------------------
            Steven L. Sunyich
            Chief Executive Officer